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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) August 17, 2005
                                                 -------------------------------


                               LAND O'LAKES, INC.
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             (Exact name of registrant as specified in its charter)


         MINNESOTA                      333-84486                 41-0365145
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


    4001 LEXINGTON AVENUE NORTH
       ARDEN HILLS, MINNESOTA                                       55126
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code  (651) 481-2222
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
     CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01  OTHER EVENTS


         In a press release issued August 17, 2005, Land O'Lakes, Inc. (the "Company") announced that it sold its entire interest in CF Industries, Inc., a domestic fertilizer manufacturer. As announced on May 16, 2005, CF Industries Holdings, Inc. (the holding company for CF Industries, Inc.) filed a registration statement with the Securities and Exchange Commission with respect to an initial public offering of its common stock (the "CF IPO"). On August 10, 2005, the shares issued as part of the CF IPO were priced at $16 per share. At that time, the Company was informed that it would receive approximately $252 million in cash and would hold approximately 7.5% of the newly-formed CF Industries entity. On August 15, 2005, the Company received notice that the underwriters managing the CF IPO elected to exercise their over-allotment option on the remaining shares held by the Company. On August 16, 2005, the Company received approximately $315 million in cash (the "Net Proceeds") in payment for its entire equity interest in CF Industries, Inc.

         The indentures governing the Company's $350,000,000 aggregate principal amount of 8.75% senior notes due 2011 and the Company's $175,000,000 aggregate principal amount of 9% senior secured notes due 2010 (together, the "Senior Indentures") place certain limits on the Company's ability to sell assets and governs the Company's use of the proceeds received from permitted sales. When the Company disposes of an asset, the Senior Indentures require the Company to apply the net proceeds received from such sale as follows: first, to the mandatory or voluntary repayment of the Company's bank indebtedness; second, to invest in additional assets; third, to make a par offer for the 8.75% notes and the 9% notes (together, the "Securities"); and fourth, for any general corporate purpose. Since the Company is not electing, nor is it required, to use the Net Proceeds to make any prepayments of its senior indebtedness, nor does it intend to use the Net Proceeds to invest in additional assets, the Company is required to make a par offer for the Securities.

         The Company delivered notice of the par offer to the Securities holders on August 16, 2005. The notice indicates that the Company is making an offer, at par, of up to the full amount of the Net Proceeds. The notice further indicates that the par offer will expire on September 15, 2005. From the commencement of the par offer until its expiration, the Net Proceeds will be held by U.S. Bank, N.A., the trustee under the Senior Indentures. Any Net Proceeds remaining after the completion of the par offer will be returned by the trustee to the Company.


ITEM 9.01 EXHIBITS


           (c)    Exhibits.
           99.1   Land O'Lakes, Inc. press release dated August 17, 2005.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          LAND O'LAKES, INC.


Date:  August 17, 2005                    /s/ Daniel Knutson
                                          --------------------------------------
                                          Daniel Knutson
                                          Senior Vice President
                                          and Chief Financial Officer